EXHIBIT 23.3


ACCOUNTANTS' CONSENT


We consent to the incorporation by reference in the registration statement on Form S-8 of Oak Industries Inc. dated September 21, 1995 of our report dated March 22, 1995, with respect to the consolidated balance sheets of Lasertron, Inc. and subsidiaries as of January 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1995, which report appears in the Form 8-K of Oak Industries Inc. dated September 14, 1995.


                                           KPMG Peat Marwick LLP


Boston, Massachusetts
September 21, 1995

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